                                                                 Exhibit 23.1(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2001, except as to paragraph 3 of Note 15 which is as of April 17, 2001 and as to Note 25 which is as of April 19, 2001, relating to the financial statements and financial statement schedule, which appears in CCC Information Services Group Inc.'s Current
Report on Form 8-K, dated June 29, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
June 29, 2001

                                                                 Exhibit 23.1(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 26, 2001, relating to the financial statements of Enterstand Limited, which appears in CCC Information Services Group Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Leicester, England
June 29, 2001